=========================================================================================================================
                                                                 1.  CONTRACT ID CODE              PAGE OF PAGES
  AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT                    NAS7                          1     1
--------------------------------------------------------------------------------------------------------------------------
2. AMENDMENT/MODIFICATION NO.   3. EFFECTIVE DATE  4. REQUISITION/PURCHASE REQ. NO.  5. PROJECT NO. (If applicable)
              2                   JUN 27 1996                   10-87343
--------------------------------------------------------------------------------------------------------------------------
6. ISSUED BY           CODE                       7. ADMINISTERED BY (If other than Item 6)    CODE
                               ----------------                                                     ----------------------
   NASA Management Office--JPL
   4800 Oak Grove Drive
   Pasadena, CA  91109
--------------------------------------------------------------------------------------------------------------------------
8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)  (X) 9A. AMENDMENT OF SOLICITATION NO.
                                                                            ----
   Irvine Sensors Corporation
   3001 Redhill Avenue, Bldg. III
                                                                                 -----------------------------------------
   Costa Mesa, CA  92626                                                         9B. DATED (SEE ITEM 11)

                                                                            ----------------------------------------------
                                                                                10A. MODIFICATION OF CONTRACT/ORDER NO.
                                                                             X      NAS7-1406
                                                                                ------------------------------------------
                                                                                10B. DATED (SEE ITEM 13)
----------------------------------------------------------------------------
CODE      1384254                        FACILITY CODE                             March 12, 1996
=========================================================================================================================
                        11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
--------------------------------------------------------------------------------------------------------------------------
[_] The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of
Offers   [_] is extended,    [_] is not extended

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning _______ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR
THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change and offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
--------------------------------------------------------------------------------------------------------------------------
12. ACCOUNTING AND APPROPRIATION DATA (If required)

--------------------------------------------------------------------------------------------------------------------------
                                 13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS,
                                     IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
--------------------------------------------------------------------------------------------------------------------------
 X  A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN
       THE CONTRACT ORDER NO. IN ITEM 10A.

--------------------------------------------------------------------------------------------------------------------------
 X  B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATION CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(B).
--------------------------------------------------------------------------------------------------------------------------
    C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

--------------------------------------------------------------------------------------------------------------------------
    D. OTHER (Specify type of modification and authority)

--------------------------------------------------------------------------------------------------------------------------

E. IMPORTANT: Contractor  X is not,     is required to sign this document and return       copies to the issuing office.
                         ___        ___                                              _____
--------------------------------------------------------------------------------------------------------------------------
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

    The purpose of this modification is to add incremental funding in the amount of $139,091.

    PART A - PHASE II CONTRACT
          4.  Limitation of Funds (Fixed Price Contract) (18-52.232-77) (March 1989) CHANGE the first sentence
              ----------------------------------------------------------------------------
              of paragraph (a) to read:
              (a)  The sum of $317,196 is presently available for payment and allotted to this contract.
              CHANGE paragraph (c)(1) to read:
              (c)  (1) It is contemplated that funds presently allotted to this contract will cover the work to be performed until April 2, 1997.

Except as provided herein, all terms and conditions of the document referenced in item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
--------------------------------------------------------------------------------------------------------------------------
15A. NAME AND TITLE OF SIGNER (Type or print)                 16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
                                                                   Robert A. Democh
                                                                   Contracting Officer
--------------------------------------------------------------------------------------------------------------------------
15B. CONTRACTOR/OFFEROR                   15C. DATE SIGNED    16B. UNITED STATES OF AMERICA            16C. DATE SIGNED

                                                                 BY /s/ Robert A. Demach                  Jun 27 1996
  ---------------------------------------                           -----------------------------------
  (Signature of person authorized to sign)                          (Signature of Contracting Officer)
=========================================================================================================================
NSN 7540-01-152-8070                                   30-105                                STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION UNUSABLE                                                                    Prescribed by GSA
                                                                                             FAR (48 CFR) 53.243

                                                          Contract No. NAS7-1406
                                                          Modification No.2


                          CONTRACT DISTRIBUTION LIST
                          --------------------------

Number of Copies
----------------

Duplicate Original
     + 1.........    Contractor
                     ----------

                     Irvine Sensors Corporation
                     3001 Redhill Avenue, Bldg. III
                     Costa Mesa, CA 92626

       1.........    Payment Office
                     --------------

                     National Aeronautics and Space Administration
                     Attn: CF/Headquarters Accounting Branch
                     Washington, DC 20546

                            -------------------------------------------------------------------------
                             AWARD/CONTRACT   1. Contract No  2. Effective Date:    Page of Pages

[LOGO OF NASA APPEARS HERE]                     NAS7-1406       Mar 12, 1996         1      12
                            -------------------------------------------------------------------------
                             3. DPAS     4. Procurement Request No. 5. BVS:     6. PPC:

                             DO-C9                10-85515              NO          HS
----------------------------------------------------------------------------------------------------------------------
8. Issuing Agency:                7. Issuing Office    9. Contract Type:
                                     Code:                               Firm Fixed Price
                                 -------------------------------------------------------------------------------------
   National Aeronautics and Space Administration       10. Paying Office Code:
   NASA Management Office - JPL                                   NASA Headquarters
   4800 Oak Grove Drive                                           Code CF
   Pasadena, CA 91109

----------------------------------------------------------------------------------------------------------------------
11. Submit Invoices To:                                12. Accounting and Appropriation Data:

   NASA Management Office - JPL                              806/70110
   Attn: Dora S. Huff, Contracting Officer
   4800 Oak Grove Drive, M/S 180/802K                        244-02-03
   Pasadena, CA 91109

----------------------------------------------------------------------------------------------------------------------
13. Administered By:                                   14. Name and Telephone No. of NASA Contract Administrator

    NASA Management Office - JPL                                Angel A. Castillo, Contract Specialist
    4800 Oak Grove Drive
    Pasadena, CA 91109                                          (818) 354-1585

----------------------------------------------------------------------------------------------------------------------
15. Items Awarded:

    Small Business Innovation Research (SBIR) 94-II Phase Research Study described in Part A, Clause 1.

----------------------------------------------------------------------------------------------------------------------
16. Contractor Name and Address:                       17. Name and Telephone Number of Contract Administrator:

      Irvine Sensors Corporation                             Gail Lafferty
      3001 Redhill Avenue, Bldg. III
      Costa Mesa, CA 92626                                   (714) 444-8712

----------------------------------------------------------------------------------------------------------------------
18. Discount Terms:                                    19. Contract Value:

      N/A                                                    $596,364.00

----------------------------------------------------------------------------------------------------------------------
20. NAME AND TITLE OF PERSON AUTHORIZED TO SIGN        23. UNITED STATES OF AMERICA BY:

       David Pinto                                          NASA Management Office - JPL
       Treasurer and Controller

----------------------------------------------------------------------------------------------------------------------
21. SIGNATURE                        22. DATE         24. CONTRACTING OFFICER      26. DATE SIGNED
                                                                                   Mar 12, 1996
                                     8 March 1996    ---------------------------------------------------------------
  [SIGNATURE APPEARS HERE]                            25. Signature:               27. Typed Name:

                                                      /s/ Dora S. Huff                  Dora S. Huff

----------------------------------------------------------------------------------------------------------------------

SBIR Contract Cover Page

                          PART A - PHASE II CONTRACT
                               FULL-TEXT CLAUSES
                               -----------------

1.   SUPPLIES AND/OR SERVICES TO BE FURNISHED (1852.210-72)
(DECEMBER 1988)

    The Contractor shall provide all resources (except as may be expressly stated in this contract as furnished by the Government) necessary to furnish the items below in accordance with the Statement of Work of this contract.

        SBIR Phase II Research Study Entitled: Compliant Plug and Socket Interconnector (CPSI).

     Item No.       Description
    ---------       -----------

        1           Quarterly Reports and Final Report Including
                    Functional Test Data
        2           Phase III Business Plan
        3           Prototype:
                     (1) CPSI MCM
                     (2) GaAs on Diamond

2.   FIRM-FIXED PRICE (1852.216-78) (DECEMBER 1988)

     The total firm-fixed price of this contract is
     $596,364.00

3.   PERIOD OF PERFORMANCE (1852.212-74) (DECEMBER 1988)

     The period of performance of this contract shall be 24 months from the date of the contract execution.

4.   LIMITATION OF FUNDS (FIXED-PRICE CONTRACT) (1852.232-77)
         (MARCH 1989)

         (a) Of the total price of items 1 through 3, the sum of $178,100.00 is presently available for payment and allotted to this contract. It is anticipated that from time to time additional funds will be allocated to the contract in accordance with the following schedule until the total price of said items is allotted:

                        SCHEDULE FOR ALLOTMENT OF FUNDS

                       Payment                 Amount

                         1st                     30%
                         2nd                     25%
                         3rd                     25%
                         4th                     20%

     (b) The Contractor agrees to perform or have performed work on the items specified in paragraph (a) above up to the point at which, if this contract is terminated pursuant to the Termination for Convenience of the Government clause of this contract, the total amount payable by the Government (including amounts payable for subcontracts and settlement costs) pursuant to paragraphs (f) and
(g) of that clause would, in the exercise of reasonable judgement by the Contractor, approximate the total amount of time allotted to the contract. The Contractor is not obligated to continue performance of the work beyond that point. The Government is not obligated in any event to pay or reimburse the Contractor more than the amount from time to time allotted to the contract, anything to the contrary in the Termination for Convenience of the Government clause notwithstanding.

     (c) (1) It is contemplated that funds presently alloted to this contract will cover the work to be performed until August 1, 1996, including termination liability.

          (2) If funds alloted are considered by the Contractor to be inadequate to cover the work to be performed until that date, or an agreed date substituted for it, the Contractor shall notify the Contracting Officer in writing when within the next 60 days the work will reach a point at which, if the contract is terminated pursuant to the Termination for Convenience of the Government clause to this contract, the total amount payable by the Government (including amounts payable for subcontracts and settlement costs) pursuant to paragraphs (f) and
(g) of that clause will approximate 75 percent of the total amount then alloted to the contract.

          (3) (i) The notice shall state the estimated date when the point referred to in subparagraph (2) above will be reached and the estimated amount of additional funds required to continue performance to the date specified in subparagraph (1) above, or an agreed date substituted for it.

              (ii) The Contractor shall, 60 days in advance of the date specified in subparagraph (1) above, or an agreed date substituted for it, advise the Contracting Officer in writing as to the estimated amount of additional funds required for the timely performance of the contract for a further period as may be specified in the contract or otherwise agreed to by the parties.

        (4) If, after the notification referred to in subdivision (3) (ii) above, additional funds are not alloted by the date specified in subparagraph
(1) above, or an agreed date substituted for it, the Contracting Officer shall, upon the Contractor's written request, terminate this contract on that date or on the date set forth in the request, whichever is later, pursuant to the Termination for Convenience of the Government clause.

     (d) When additional funds are alloted from time to time for continued performance of the work under this contract, the parties shall agree on the applicable period of contract performance to be covered by these funds. The provisions of paragraphs (b) and (c) above shall apply to these additional allotted funds and the substituted date pertaining to them, and the contract shall be modified accordingly.

     (e) If, solely by reason of the Government's failure to allot additional funds in the amounts sufficient for the timely performance of this contract, the Contractor incurs additional costs or is delayed in the performance of the work under this contract, and if additional funds are alloted, an equitable adjustment shall be made in the price or prices (including appropriate target, billing, and ceiling prices where applicable of the items to be delivered, or in the time of delivery, or both.

     (f) The Government may at any time before termination, and, with the consent of the Contractor, after notice of termination, allot additional funds for this contract.

     (g) The provisions of this clause with respect to termination shall in no way be deemed to limit the rights of the Government under the Default clause of this contract. The provisions of this Limitation of Funds clause are limited to the work on and allotment of funds for the items set forth in paragraph (a) above. This clause shall become inoperative upon the allotment of funds for the total price of said work except for rights and obligations then existing under this clause.

     (h) Nothing in this clause shall affect the right of the Government to terminate this contract pursuant to the Termination for Convenience of the Government clause of this contract.

5.   LIMITATIONS ON RESEARCH AND ANALYTICAL WORK

     A minimum of one-half of the research and/or analytical effort must be performed by the Contractor's firm.

6.   PRINCIPAL INVESTIGATOR LIMITATION

     The Contractor shall be the primary source of employment of the Principal Investigator named in clause 1852.235-71, Key Personnel and Facilities, at both the time of award and during the conduct of the proposed research. The terms of this clause do not excuse the Contractor from timely performance of the work. Substitution of any key individual shall not authorize a change in contract price.

7.  RIGHTS IN PROJECT SUMMARY

    Attachment B, Project Summary, of the Contractor's proposal under this contract shall be treated as delivered data with unlimited rights in accordance with subparagraph (b)(1)(i) of clause 52.227-20, Rights in Data -- SBIR Program.


8.  DELIVERY SCHEDULE (1852.212-73)(DECEMBER 1988)

    The Contractor shall deliver the items required to be furnished by the contract as follows:

 Item                                      Delivery   Shipping
  No.   Description             Quantity   Date       Address
  ---   -----------             --------   ----       -------

   1    Quarterly Report #1         4       6/14/96   See section
   2    Quarterly Report #2         4       9/14/96   11.D.
   3    Quarterly Report #3         4      12/14/96
   4    Quarterly Report #4         4       3/14/97
   5    Quarterly Report #5         4       6/14/97
   6    Quarterly Report #6         4       9/14/97
   7    Quarterly Report #7         4      12/14/97
   8    Final Report                6      *
   9    Prototype                   1      *          **

   * 24 months after effective date of contract.

   ** SHIP TO: NASA Management Office - JPL
               Attn:  Dora S. Huff, Contracting Officer
                      M/S 180-802K
               4800 Oak Grove Drive
               Pasadena, CA  91109


9.  MATERIAL INSPECTION AND RECEIVING REPORT (1852.246-72)
    (OCTOBER 1988)

      (a) At the time of each delivery under this contract, the Contractor shall furnish to the Government a Material Inspection and Receiving Report (DD Form 250 series). The Contractor shall distribute the DD Form 250 series as follows:

Distribution to:                                      No. Copies

      NASA Management Office - JPL                    Orig + 1
      Attn:  Dora S. Huff, Contracting Officer
             M/S 180-802K
      4800 Oak Grove Drive
      Pasadena, CA  91109


      (b) The Contractor shall prepare the DD Form 250 in accordance with NASA FAR Supplement 1846.672-1. The Contractor shall enclose the copies of the DD Form 250 in the package or seal them in a waterproof envelope which shall be securely attached to the exterior of the package in the most protected location.

    (c) When more than one package is involved in a shipment, the Contractor shall list on the DD Form 250, as additional information, the quantity of packages and the package numbers. The Contractor shall forward the DD Form 250 with the lowest numbered package of the shipment and the words "CONTAINS DD FORM 250" on the package.

10. CLAUSES INCORPORATED BY REFERENCE (52.252-2) (JUN 1988)

    This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available.


    NOTICE: The following clauses are hereby incorporated by reference.

    A.  FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSES

52.202-1   Definitions (Sep 1991)
52.203-1   Officials Not To Benefit (Apr 1984)
52.203-3   Gratuities (Apr 1984)
52.203-5   Covenant Against Contingent Fees (Apr 1984)
52.203-6   Restrictions on Subcontractor Sales to the Government
           (Jul 1985)
52.203-7   Anti-Kickback Procedures (Oct 1988)
52.203-9   Requirement for Certificate of Procurement Integrity
           - Modification (Nov 1990)
52.203-10  Price or Fee Adjustment for Illegal or Improper
           Activity (Sep 1990)
52.203-12  Limitation on Payments to Influence Certain Federal
           Transactions (Jan 1990)
52.209-6 Protecting the Government's Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment (Aug 1995)
52.212-8   Defense Priority and Allocation Requirements
           (Sep 1990)
52.212-13  Stop-Work Order (Aug 1989)
52.215-1   Examination of Records by Comptroller General
           (Feb 1993)
52.215-2   Audit -- Negotiation (Feb 1993)
52.215-22  Price Reduction for Defective Cost or Pricing Data
           (Jan 1991)
52.215-24 Subcontractor Cost or Pricing Data (Dec 1994) 52.215-26 Integrity of Unit Prices (Apr 1991)

52.215-27 Termination of Defined Benefit Pension Plans (Sep 1989)
52.215-31 Waiver of Facilities Capital Cost of Money (Sep 1987)
52.215-33 Order of Precedence (Jan 1986)
52.215-39 Reversion or Adjustment of Plans for Postretirement Benefits Other
          Than Pensions (PRB) (Feb 1995)
52.219-8 Utilization of Small Business Concerns and Small Disadvantaged Business Concerns (Feb 1990)
52.219-13 Utilization of Women-Owned Small Businesses (Aug 1986)
52.220-3  Utilization of Labor Surplus Area Concerns (Apr 1984)
52.222-3  Convict Labor (Apr 1984)
52.222-26 Equal Opportunity (Apr 1984)
52.222-35 Affirmative Action for Special Disabled and Vietnam Era Veterans
          (Apr 1984)
52.222-36 Affirmative Action for Handicapped Workers (Apr 1984)
52.222-37 Employment Reports on Special Disabled Veterans and Veterans of the
          Vietnam Era (Jan 1988)
52.223-2  Clean Air and Water (Apr 1984)
52.223-6  Drug-Free Workplace (Jul 1990)
52.225-3  Buy American Act - Supplies (Jan 1994)
52.225-11 Restrictions on Certain Foreign Purchases (May 1992)
52.227-1 Authorization and Consent (Apr 1984) -- Alternate I (Apr 1984) 52.227-2 Notice and Assistance Regarding Patent and Copyright Infringement
          (Apr 1984)
52.227-11 Patent Rights -- Retention by the Contractor (Short Form) (Jun 1989)
          -- As Modified by 1852.227-11 (JUNE 1990) NASA FAR Supplement 52.227-16 Additional Data Requirements (Jun 1987)
52.227-20 Rights in Data -- SBIR Program (Mar 1994)
52.229-3  Federal, State and Local Taxes (Jan 1991)
52.229-5  Taxes - Contracts Performed in U.S. Possessions or Puerto Rico
          (Apr 1984)
52.232-2  Payments under Fixed-Price Research and Development Contracts
          (Apr 1984)
52.232-8  Discounts for Prompt Payment (Apr 1989)
52.232-9  Limitation on Withholding Payments (Apr 1984)
52.232-11 Extras (Apr 1984)
52.232-16 Progress Payments (Jul 1991) -- Alternate I (Aug 1987)
52.232-17 Interest (Jan 1991)
52.232-23 Assignment of Claims (Jan 1986)
52.232-25 Prompt Payment (March 1994) [Insert 30th day in subparagraph (b)(2)] 52.232-28 Electronic Funds Transfer Payment Methods (Apr 1989) -- As modified by
          NASA FAR Supplement 1832.908(a)
52.233-1  Disputes (March 1994) -- Alternate I (Dec 1991)
52.233-3  Protest After Award (Aug 1989)
52.242-13 Bankruptcy (Apr 1991)
52.243-1  Changes -- Fixed Price (Aug 1987) -- Alternate V (Apr 1984)
52.244-5  Competition in Subcontracting (Apr 1984)

52.245-2   Government Property (Fixed-Price Contracts)
           (Dec 1989) -- Alternate I (Apr 1984)
52.245-4   Government - Furnished Property (Short Form)
           (Apr 1984)
52.246-7   Inspection of Research and Development -- Fixed Price
           (Apr 1984)
52.246-16  Responsibility for Supplies (Apr 1984)
52.246-23  Limitation of Liability (Apr 1984)
52.246-25  Limitation of Liability -- Services (Apr 1984)
52.247-34  F.O.B. Destination (Nov 1991)
52.249-2   Termination for Convenience of the Government (Fixed
           Price) (Apr 1984)
52.249-9   Default (Fixed-Price Research and Development) (Apr
           1984)
52.253-1   Computer Generated Forms (Jan 1991)

    B.   NASA/FAR SUPPLEMENT (48 CFR CHAPTER 18) CLAUSES

1852.204-70  Report on NASA Subcontracts (DECEMBER 1994)
1852.204-78  Security Plan for Unclassified Federal Computer
             Systems (SEPTEMBER 1993)
1852.210-75  Packaging and Marking (SEPTEMBER 1990)
             --Alternate I (SEPTEMBER 1990)
1852.212-70  Notice of Delay (DECEMBER 1988)
1852.215-84  Ombudsman (OCTOBER 1995) Insert:

     Kurt L. Lindstrom, Manager   Tom Luedtke, Deputy Associate
     NASA Management Office       Administrator for Procurement
     Phone: (818) 354-5359        Phone: (202) 358-2090
     Fax  : (818) 399-2607        Fax  : (202) 358-3082

1852.219-74  Use of Rural Area Small Businesses
             (SEPTEMBER 1990)
1852.219-76  NASA Small Disadvantage Business Goal
             (JULY 1991)

1852.227-72  Designation of New Technology Representative and
             Patent Representative (Apr 1984) Insert:

     NASA Management Office       NASA Management Office
     Arif Husain, Chief           Thomas H. Jones, Chief
     New Technology               Patent/Intellectual Property
     M/S 180-800C                 M/S 180-802C
     4800 Oak Grove Drive         4800 Oak Grove Drive
     Pasadena, CA 91109           Pasadena, CA 91109

1852.232-70  NASA Progress Payments Rates (DECEMBER 1991)
             (DEVIATION)
1852.232-82  Submission of Requests for Progress Payments
             (MARCH 1989)
1852.235-70  Center for AeroSpace Information (NOVEMBER 1992)

1852.235-71  Key Personnel and Facilities (MARCH 1989) Insert:

             Key Personnel:  Name/Position/Title:

             David M. Reinker, Principal Investigator
             Senior Process Engineer

             Facilities/Location:

             Contractor facilities located
             at Costa Mesa, CA


1852.245-70  Acquisition of Centrally Reportable Equipment
             (MARCH 1989)
1852.245-73  Financial Reporting of Government-Owned/
             Contractor-Held Property (JULY 1994) --
             Alternate II (MARCH 1989) [Insert "Installation name and address" in paragraph (b)]
1852.246-71  Government Contract Quality Assurance Functions
             (OCTOBER 1988) (Insert "Location of final inspection and acceptance of all deliverables by the Contracting Officer")

     C. FIRMR Clauses

201-39.5202-1  FIRMR Applicability (Oct 1990) (Insert (4) and (5)
               incidental and embedded)
201-39.5202-3  Procurement Authority (Oct 1990) (Inset "the
               regulatory" and "not applicable")
201-39.5202-5  Privacy or Security Safeguards (Oct 1990)
201-39.5202-6  Warranty Exclusion and Limination of Damages (Oct
               1990)

     D.  REPRESENTATIONS, CERTIFICATIONS, AND OTHER STATEMENTS OF
OFFERORS OR QUOTERS INCORPORATED BY REFERENCE

     The Representations, Certifications, and Other Statements of Offerors or Quoters as completed by the Contractor are hereby incorporated in their entirety by reference, with the same force and effect as if they were given in full text.

11.     REPORTS OF WORK

     A.  Quarterly Technical Progress Reports

     The Contractor shall submit separate quarterly technical reports of all work accomplished during each quarter's period of contract performance. The Final Report shall serve as the last Quarterly Technical Progress Report. These reports shall be in narrative form and be brief and informal in content. Quarterly reports shall include (i) A quantitative description of work performed during the period; (ii) an indication of any current problems which may impede performance or impact program schedule or cost, and proposed corrective action; (iii) a discussion of the work to be performed during the next reporting period; (iv) the total cumulative costs incurred as of the report date; (v) estimate of cost to complete the contract; (vi) and estimated percentage of physical completion of the contract. The report required by this paragraph shall be submitted in the number of copies and to the addresses indicated in Paragraph D. below entitled "Reports Distribution," within ten (10) days following the period being reported upon. Progress payments shall be subject to the submission and acceptance of these quarterly reports.

     B. Final Report

     The Contractor shall submit a Final Report not later than the last day of the PERIOD OF PERFORMANCE (see clause 1852.212-74, above) of this contract. It shall document and summarize the entire contract results, in narrative form, and serve as the final Quarterly Technical Progress Report. The first page shall be a single page Project Summary of the research objectives, a description of the research work, and findings or results. The summary page shall be submitted without restriction for NASA publication. The balance of the report shall describe in detail: (i) project objectives; (ii) the work carried out; (iii) a technical merit and feasibility assessment; (iv) research findings or results; and (v) potential applications for the project results in a Phase IIII for NASA purposes and for commercial purposes. All rights to data shall be in accordance with clause 52.227-20, Rights in Data -- SBIR Program.

     C. Report Documentation Page

     The Contractor shall include a completed Report Documentation Page (Standard Form 298) as the final page of the each report submitted in Paragraphs
A. and B. above.

     D. Reports Distribution

     Reports shall be distributed in the quantities indicated below. The reports to NASA shall be addressed as follows:

                                    REPORTS

                                                Quarterly     Final

1. NASA Contracting Officer                     *Original     Orig + 5
   Dora S. Huff
   M/S 180-802K
   4800 Oak Grove Drive
   Pasadena, CA 91109

 **2. NASA Technical Monitor                    1                     0
      Arif Husain
      M/S 180-800C
      4800 Oak Grove Drive
      Pasadena, CA  91109

   3. JPL Manager SBIR Program                  1                     0
      Dr. Patricia McGuire
      M/S 126-256
      4800 Oak Grove Drive
      Pasadena, CA  91109

   4. JPL Technical Monitor                     1                     0
      Dr. Elizabeth A. Kolawa
      M/S 183-401, (818) 393-2593
      4800 Oak Grove Drive
      Pasadena, CA  91109

   5. NASA HEADQUARTERS                         (1 copy of Final
      SBIR Program Manager, Code XC             Report single-page
      Washington, DC 20546                      "PROJECT SUMMARY")

   6. NASA Center for Aerospace Information (CASI) none             ***

      Attn:  Accessioning Dept.
      800 Elkridge Landing Road
      Linthicum Heights, MD  21090-2934

  *Copy of letter of transmittal plus copy of technical report.
 **Original plus one virus-free 3.5-inch diskette.
***One clear copy and one virus-free 3.5-inch diskette.

[NOTE: Diskette text should be MS-DOS or DOS TEXT files and labeled with contract number, content description, date prepared, and type of software used. Encapsulated Post Script level 1,2 is preferred, but WordPerfect 6.x or Microsoft Word 6.x or ADOBE portable document format (PDF) or Standard Generalized Markup Language (SGML) or ASCII full-text are acceptable. Standard Form 298, Report Documentation Page, shall comply with ANSI Standard Z39-18, OMB Approval Number 0704-0188. Only Unclassified reports shall be submitted to the CASI (48 CFR Subpart 1827.406(b)(v). The Contractor shall boldly mark each report submitted to CASI, "CONTAINS PROPRIETARY SBIR DATA, PROTECT 4 YEARS PURSUANT TO 48 CFR Subpart 52.227-20."]

12.  STATEMENT OF WORK

The Statement of Work covered under this Contract, as more specifically detailed in the Contractor's 94-1 Phase II SBIR Proposal Number 06.03-8211, Compliant Plug and Socket Interconnector, is incorporated by reference.

                                                                       NAS7-1406
                                                                   Page 12 of 12

                          CONTRACT DISTRIBUTION LIST
                          --------------------------

Number of Copies
----------------

Duplicate Original

     + 1 ................. Contractor
                           ----------

                           Irvine Sensors Corporation
                           3001 Redhill Avenue, Bldg. III
                           Costa Mesa, CA 92626

       1 ................. Payment Office
                           --------------

                           National Aeronautics and Space Administration
                           Attn: CF/Headquarters Accounting Branch
                           Washington, DC 20546

       0 ................. Program/Sponsor's Office (s)
                           ----------------------------

                           Other--
                           -----

       1 ................. NASA Management Office - JPL
                           Attn: 180-800C/Arif Husain
                           4800 Oak Grove Drive
                           Pasadena, CA 91109

       2 ................. Jet Propulsion Laboratory
                           California Institute of Technology
                           Attn: 126-256/Dr. Patricia McGuire
                           4800 Oak Grove Drive
                           Pasadena, CA 91109

2.   PHASE II TECHNICAL OBJECTIVES AND APPROACH

     The goal of the Phase II CPSI program will be to make a significant effort that contributes to the NASA mission in planning, directing and conducting research and development for civilian use of space and aeronautics. In particular, vertical interconnection technology such as CPSI will provide a key role in NASA's move toward satellite miniaturization and component reuse.

2.1  Specific Objectives

CURED BOND

     One technique that should be feasible from a process standpoint which would result in a cured bond is to squeegee the liquid resin into the preformed socket prior to mating. To avoid the smearing of resin during the alignment step, the liquid could be B-staged (partially cured) after squeegee application.
Circuit board manufacturers achieve strong layer-to-layer epoxy adhesion by laminating B-staged epoxy films. ISC routinely laminates B-staged siloxane polyimides in the fabrication of it's memory chip stacks. Among other issues to be investigated, the concave or convex shape of the material within the socket and the cleanliness of the socket top surface must be determined.

ALTERNATIVE MATERIALS

     The applications for CPSI can be approximated to those which now utilize the fuzz button approach. A fuzz button is essentially a loosely balled piece of gold wire. When the ball is compressed between layers it collapses and electrically interconnects them. One inherent flaw is that there is very little opposing force of the fuzz button on the bond pad if it is not fully collapsed (i.e. there is still voiding within the fuzz button structure). This can result in reliability problems especially in harsh environments. The solid material of the CPSI bump, on the other hand, will exert a high opposing force onto the bond pad if it is compressed elasticly but at the same time will allow X-Y motion within the socket to absorb CTE mismatches. The reliability of fuzz buttons is still in question and this technology fits in well as a replacement for them in all applicable technologies.

     An alternative to silver filled epoxy is a silver filled stress absorbing thermoplastic from the polyimide family of materials which was originally designed for mounting large semiconductor chips to substrates with mismatched CTEs. If it can be stencil printed with as much dimensional control as the epoxy, it will be more compliant and may be less prone to crumbling. These siloxane polyimides are being used as stress relieving die attach adhesives. Flexible siloxane linkages are polymerized into the polyimide network to form a stress absorbing adhesive. Ablebond P-560 is an example of a silver filled siloxane polyimide. The data sheet is located in the Addendum B. It was especially designed for bonding large semiconductor chips to substrates with mismatched CTEs to avoid chip warpage during thermal excursions. It has a high purity with very low levels of ionic contamination. The polyimide family of pastes must be designed to minimize resin bleed out after printing and prior to curing. Various companies, including Epoxy Technology, have commercially available screen printable standard polyimides. The desirable properties which cause them to be printable may be combined with desirable properties of the siloxanes.



ISC Proposal 952011              Page 13                               NAS7-1338

     The most desirable property of an organic based material for the clamped bond style is elasticity. A bump that has memory will put an opposing force on the bond pad when placed in compression. Constant bond force will enhance reliability. A metal filled organic resin will probably need a low concentration of metal so that the elasticity of the resin can dominate. Dexter Corporation of City of Industry, CA has suggested Hysol K0120 for this purpose although the Ag loading may be too high. The data sheet is included in the Addendum B.

     Packard-Hughes of Irvine, CA, has a clamped bump technology that they call Gold Dot. They use raised contacts and rely on a high clamping force to compress the solid Au bump while breaking through any oxide on the bonding pad. This technology is not designed to accommodate CTE mismatch because of the high force required but the clamping mechanism itself may prove useful. They typically use a spring and pressure plate assembly to compress a flex circuit with Gold Dots against a substrate.

     Stencil printers are now available which are designed for high throughput assembly lines. Stencils obtained from Epoxy Technology will allow ISC to print and test other materials with more desirable properties such as higher compliance, higher thermal conductivity, better cohesiveness and abrasion resistance, more elasticity in compression, lower in friction, and different in metal filler material. The ideal material for the clamped bond would probably have a Au filler in an organic resin which has good cohesive strength but is still elasticity compressible enough to permit reasonable clamping forces and allow x-y motion. It should also have a low coefficient of friction and high thermal conductivity. The ideal material for the cured bond would be very compliant allowing at least 40% deformation in shear and have good fatigue properties. Au powder can be substituted for the silver if some reliability issue with the Ag is found. Ag resistivity is 1.59E-6 and Au is 2.35E-6 ohm-cm. Other fillers may be added to make the base resin more elastic, lower in friction, more cohesive, etc. Alternatively, the bumps could be coated with a film to make them lower in friction or more cohesive. Prior to testing, however, many property values must be gathered for the different material candidates, such as outgassing, cryogenic performance, modulus of elasticity, etc.

2.2  Anticipated Technical Questions

MECHANICAL PROPERTIES

     During CTE mismatch movement, the bumps deform in shear until the friction of the bumps on the bond pads is overcome and at that point they slide. The shear strength of the bump material must withstand the force of friction and then the material cohesiveness must withstand the abrasion caused by relative movement. The actual compliance of epoxy is still questionable, especially at low temperatures. In addition, the cohesiveness and abrasion resistance of epoxy may not be adequate causing the bump to crumble after repeated X-Y motion under compressive force. An alternative and possibly more compliant silver filled organic resin is the Ablestick siloxane polyimide die attach material. Silver filled standard polyimides are likely to have greater shear strength, cohesiveness, and abrasion resistance than epoxies.

     The ideal clamping mechanism would be that which keeps a constant force on the mated pairs even as the materials are expanding and shrinking during thermal cycling such as with a spring or a weight. The optimum clamping force must be determined which will compress all bumps such that contact is made but will still allow X-Y motion and will not damage the bumps. Because of the nature of the clamped structure, the chip surface probably cannot contact the socket top surface and still permit a constant opposing force of the bump on the bond pad.

     Vertical interconnection of MCMs intensifies the problems encountered with material CTE mismatch simply because the areas involved are generally much greater than that of individual IC's. As an example, a 4" silicon substrate stacked on top of a 4" polyimide substrate would experience approximately 0.015" of relative movement at the edges of the MCMs when cycled from -50 degrees C to + 150 degrees C. As another example, a 0.5" x 0.5" GaAs chip mounted to a diamond film substrate would see about 0.00025" or 6um of movement over the same temperature range.

     Typically, stresses on face-up mounted GaAs die are kept in compression to minimize cracking during operation. As a result, the thin brittle nature of GaAs dice limits the choice of materials that can be used to construct reliable assemblies. When compliant bonding is utilized there is no longer a restriction on materials but the clamping force should be kept low because of the brittleness.

HEAT DISSIPATION

     The thermal conductivity of electrically conductive organic materials is low when compared to that of pure metal solders but it may be acceptable when the bumps are kept very short reducing the path length for thermal rejection. Extra bumps can be added to aid in heat removal even if they do not carry electrical signals. In flipped chips, the thermal performance is enhanced because the conductive bumps provide thermal pathways and also because the backside of the chip remains clean for the use of thermal greases or other materials. The low thermal conductivity of the epoxy bumps can be compensated for by drawing heat out through the back via the clamping mechanism. Contact resistance of the clamp will be minimal since the chip backside and clamp surface are polished and since resistance decreases with force. Contact resistance can also be minimized with a thermal grease. A thermally conducting socket material may be useful if the chip surface is allowed to make contact to the top of the socket surface on the substrate. Heat removal is aided by wicking thermally conductive dielectric between the chip and substrate. Epoxies are commercially available for this purpose.

     Table 2-1 lists values of thermal conductivity and coefficient of thermal expansion for assorted materials. Unfortunately, the substance with the best combination of thermal conduction and electrical insulation properties, diamond, has a CTE which does not match favorably with active device materials, especially GaAs.

--------------------------------------------------------------------------------
                                k(W/cm C)                 CTE(PPM/C)
--------------------------------------------------------------------------------
GaAs                              0.55                       5.7
--------------------------------------------------------------------------------
Diamond                           10-20                      0.9
--------------------------------------------------------------------------------
Silicon                           1.5                        2.6
--------------------------------------------------------------------------------
Alumina                           0.35                       6.1
--------------------------------------------------------------------------------
Aluminum Nitride                  1-1.7                      3.5
--------------------------------------------------------------------------------
Silver Filled Epoxy               0.017                      38
--------------------------------------------------------------------------------
Silver Filled Polyimide           0.1                        80
--------------------------------------------------------------------------------
Gold                              3.18                       14.3
--------------------------------------------------------------------------------
Polyimide                         0.0015                     40
--------------------------------------------------------------------------------

               Table 2-1. Values of Thermal Conductivity and CTE

      GaAs operates at high speeds and dissipates a great deal of heat and therefore a highly thermally conductive substrate is desirable. GaAs can have a thermal load of 20 W/cm/(2)/ so that a 0.5" x 0.5" chip may dissipate as much as 30W. Since performance degrades rapidly at temperatures above 200 to 300 degrees celsius, adequate heat sinking is a principal requirement. Flipping of the GaAs chip will aid in heat removal because the active heat producing region of the chip is now closer to the substrate surface and heat does not have to pass through the bulk of the low thermal conductivity material. Flipped GaAs chips do not need to be thinned since heat is removed through the bumps. Lack of the necessity to thin results in lower cost and makes the chip much more robust since the bulk material is so brittle.

CPSI QUALITY ASSURANCE

     Table 2-2 list examples of qualification specifications to validate the Compliant Plug and Socket Interconnect. The program is geared toward military satellite applications. The sequence of tests is shown for the cured and clamped bond and includes lifetime at a low temperature. Specifications for GaAs and Si devices will include functional tests.

      The plan for validation and qualification of the CPSI technology is based on MIL-STD-883 methods and derived from Method 5011 in particular.

      The process to be validated is the creation of bumps with conductive compliant epoxy. We intend to demonstrate that the bumping process is consistent and produces bumps that maintain conductivity throughout the application lifetime. The validation will be conducted on bumps that have been cured into sockets or mechanically clamped together per Table 2-2.

      Method 5011 sequential testing will be used to qualify the bumping process. In addition, ultrasonic inspection and SEM will be used to characterize the types of voids to be expected in the socket material interfaces. Some devices will be packaged and subjected to RGA in order to characterize the internal environment.

Test                                        MIL-STD-833 Method &                    Purpose of Test
                                            Condition
---------------------------------------------------------------------------------------------------------------------------
Process Validation
Subgroup 1 Cured                            3 samples
Subgroup 2 Mech. Clamped                    3 samples
---------------------------------------------------------------------------------------------------------------------------
Insertion/Removal                           Manually 50 times                       simulation of worst case
                                                                                    application environment
---------------------------------------------------------------------------------------------------------------------------
Electrical Continuity
---------------------------------------------------------------------------------------------------------------------------
Qualification, Sequential Testing
Subgroup 3, Cured
Subgroup 4, Mech. Clamped                   10 samples
                                            10 samples
---------------------------------------------------------------------------------------------------------------------------
Thermal Shock                               M1011, Cond. C, 15 cycles               pre-conditioning for electrical test
---------------------------------------------------------------------------------------------------------------------------
Temperature Cycle                           M1010, Cond. C, 100 cycles              pre-conditioning for electrical test
---------------------------------------------------------------------------------------------------------------------------
Mechanical Shock                            M2002, Cond B, Y1 axis                  pre-conditioning for electrical test
---------------------------------------------------------------------------------------------------------------------------
Variable Frequency Vibration                M2007, Cond. A, Y1 axis                     pre-conditioning for electrical test
---------------------------------------------------------------------------------------------------------------------------
Constant Acceleration                       Method 2001, Condition A, Y1            pre-conditioning for electrical test
                                            direction
---------------------------------------------------------------------------------------------------------------------------
Visual Exam                                 M2017                                   Inspect for degradation of epoxy
---------------------------------------------------------------------------------------------------------------------------
Electrical Continuity
---------------------------------------------------------------------------------------------------------------------------
Volume Resistivity                          M5011
---------------------------------------------------------------------------------------------------------------------------
Ultrasonic Inspection                       M2035                                   Inspect for voids in socket epoxy
---------------------------------------------------------------------------------------------------------------------------
SEM                                         M2018                                   Inspect for voids in socket epoxy
---------------------------------------------------------------------------------------------------------------------------
RGA                                         3 additional samples hermetically
                                            packaged. M1018
---------------------------------------------------------------------------------------------------------------------------

                       Table 2-2. Validation Criteria

ISC Proposal 952011                  Page 17                         NAS7-1338

3. PHASE II WORK PLAN

   Figure 3-1 presents an overview of the proposed twenty-one (21) month program. Descriptions of the proposed technical tasks are presented in the following section

3.1 Performance Schedule

                                        FY96                FY97
                              -----------------------------------------
Task Name                     O N D J F M A M J J A S O N D J F M A M J
-----------------------------------------------------------------------
CPSI Phase II SBIR
-----------------------------
 Polyimer Investigation
-----------------------------
 Process and Fixture Develop
-----------------------------
 MCM Demonstration
-----------------------------
  MCM Models
-----------------------------              [GRAPH APPEARS HERE]
  Procure Compounds
-----------------------------
  Apply Bumps and Assemble
-----------------------------
  Fixtures, Mechanical
-----------------------------
  Fixtures, Electrical
-----------------------------
  Test
-----------------------------
 Diamond Substrate Demon
-----------------------------
  Procure Substrate
-----------------------------
  Bond GaAs
-----------------------------
  Thermal Cycle
-----------------------------
 Project Management
-----------------------------
  PMO
-----------------------------
  Travel
-----------------------------
  Final Report
-------------------------------------------------------------------------------

                        FIGURE 3-1. Work Plan Schedule


3.2 Project Objectives

1. Gather Data on All Candidate Materials. Appropriate materials will be organic based resins with metal fillers for conductivity . A consultant with many years of experience and an expert in the field of organic materials in microelectronics will be utilized in this area. Select a reasonable number of bump materials and perform tests to identify the optimum material for the cured bond and another material for the clamped bond. Stencil printing equipment will need to be purchased by ISC. The test structures used for Phase I work will also be used in the Phase II material analysis work.

   James J. Licari, will be our expert in the field of microelectronic polymers. His first task entails selection of the proper resins to ensure success. An individual with broad experience is necessary to locate material candidates from the enormous amount of organics available.

2. Process Determination. Refine a process to squeegee and B-stage adhesive into the socket for the cured bond. Design a precision machined clamping mechanism for the clamped bond. Test for continuity during thermal cycling along with other qualification specifications. The cause of loss of continuity at cryogenic temperatures in the Phase I studies will be determined.


ISC Proposal 952011                 Page 18                           NAS7-1338

3. Demonstrate Functionality of the Clamped CPSI Bond. An MMC module as described in Section 8 will be assembled and tested. Drawings are included in Addendum B. Processors and memory short stacks will be operated using CPSI between the MCMs in place of fuzz buttons. The MCMs will be clamped and active devices will be wire bonded due to the top cavity configuration. The use of an existing module design and hardware will minimize the effort required in this area (only slight modifications) and will allow emphasis to be directed to the connector itself. The MMC ceramic MCM substrates will be stencil printed on the top surface ring and polyimide will be spun on the bottom flat surface. The top and bottom surfaces of the ceramic will be lapped to less than 1um range flatness ensuring contact of all the bumps.

4. Demonstrate of the Cured CPSI Bond. A GaAs device will be bonded to a diamond film substrate. This is contingent, however, on the ability to procure and process the substrate which is still a relatively new material. The bonded pair will be thermal cycled to demonstrate CTE mismatch management.

3.3 Project Deliverable

    The deliverables of this project are:

1. Required Reports and Final Report including functional test data.
2. Phase III Business Plan.
3. A prototype of a CPSI MCM.
4. A prototype of GaAs on diamond.










ISC Proposal 952011             Page 19                  NAS7-1338

4.  OFFFEROR INFORMATION

    Irvine Sensors Corporation is a world leader in 3D Stacking technologies for highly sophisticated dense 3D electronics packaging and focal plane arrays. The equipment now used by ISC in the fabrication of 3D electronics assemblies is industry-standard in nature.

    ISC occupies over 20,000 square feet of laboratory, management, and administrative space. Laboratory operations and engineering occupy 60% of the facility. The laboratory is organized to facilitate several functional areas required by the company's business segments. These segments include densely-packaged 3D electronics modules, signal processing electronics design, and product fabrication.

    ISC is aggressively pursuing commercial and military applications 3D Silicon technology across a broad market place that includes computer memory products, image processors, neural networks, massively parallel processors, and infrared focal plane arrays. All of these pursuits relate in some way to the proposed program, and their enumeration and description would be too lengthy and repetitive for inclusion here. Representative examples of those most closely related will be used.

4.1 Massively Parallel Processors

    For the past two years on a NASA JPL SBIR, Irvine Sensors has worked with nCube Corporation to develop a high density package of their basic MPP note, consisting of a microprocessor and its associated memory. Shown in Figure 4-1, the results of this project are now in demonstration test at nCube. This one-inch square package replaces a three to five inch printed circuit board, a factor of more than ten area reduction. nCube MPC's typically contain 1000 such processing nodes so that a factor of ten volumetric savings is the difference between a laptop and a room-filling system.

            [PICTURE OF IRVINE SENSORS' SOBIEC MODULE APPEARS HERE]

                   Figure 4-1. Irvine Sensors' SOBIEC Module

ISC Proposal 952011             Page  20                          NAS7-1338

4.2 High Density, Low Cost MCMs

    On an SBIR program nearing completion for the U.S. Air Force Phillips Labs, Irvine Sensors is packaging a digital signal processing node in an extremely dense package (See Figure 4-2). The device includes the Texas Instruments TMS320C30 DSP, all of its glue logic, and associated memory, in a modular, field repairable unit. This project is very significant to the proposed program in that its architecture is completely compatible with single board architecture described in Figure 1-3 and in Addendum B.


                 [PICTURE OF IRVINE SENSORS' MMC APPEARS HERE]


                        Figure 4-2. Irvine Sensors' MMC


    The key capability is the high channel density which enables a high MPP density as explained in attachment 1.

4.3 3D Silicon Manufacturing

    The cornerstone of 3D Silicon technology is the commitment on the part of Irvine Sensors and its strategic partners to high volume commercial production. This commitment became a reality in 1992 with the announcement of the partnership with IBM to commercialize the technology. The two corporations have jointly developed the production technology to achieve 1000 cubes per day production rates at commercially competitive prices. Figure 4-3 shows the interior of the Early Production Line (EPL) at the IBM semiconductor manufacturing site in Burlington, VT. In 1994, Irvine Sensors executed an $8.5 million stock offering to finance the replication of the EPL at Irvine Sensors' facility in South Burlington, VT.


ISC Proposal 952011              Page  21                             NAS7-1338

                         [PICTURE OF EPL APPEARS HERE]


Figure 4-3. Dual Use 3D Silicon Foundry is built around the Early Production Line (EPL) for "cubing" at IBM in Burlington, which can be scaled to meet the demands of a mainstream 3D Silicon technology.


ISC Proposal 952011                 Page  22                     NAS7-1338

    In addition, a small volume 3D Silicon production facility has been put in place in Costa Mesa, CA, to satisfy military and scientific users of 3D silicon.

4.4 SIRComm/TM/

    The Irvine Sensors Corporation SIRComm/TM/ SIR2 is a dual voltage, micropower, IrDA and ASK Compliant IR receiver. It features a high gain photodiode amplifier, 90uA operating current that is constant over supply voltages of 3.3 and 5 volts. A unique design technique allows the SIR2 to both directly interface to IrDA/ASK compatible IR detector diodes and operate over a wide input dynamic range. The output is capable of driving a 40 pf. load at CMOS/TTL levels for direct interfacing into IrDA compliant UARTs or Super I/O/TM/ devices over 2400 to 115.2 Kbaud.

    The SIR2's integrated photodiode amplifiers and on-chip bandpass filter include input overload clamps in each circuit to eliminate the requirement for device overload recovery time. A control pin is provided to allow operation with either 3.3 or 5V supplies.

    SIRComm was developed to meet the needs of the high volume, cost sensitive PC marketplace. We enjoy a leadership role for this particular product which is in production at a rate approaching several million devices per year. SIRComm's aggressive pricing at under $2.00 per part was realized by a close interaction between our circuit designers and a large number of computer and telecommunications customers, as well as our presence on the IrDA standards committee.


             [PICTURE OF IRDA COMPLIANT IR RECEIVERS APPEARS HERE]


         Figure 4-4.  Irvine Sensors Corporation Is The World Leader
                        In IrDA Compliant IR Receivers


ISC Proposal 952011                Page  23                         NAS7-1338

5. EQUIPMENT, INSTRUMENTATION, COMPUTERS, AND FACILITIES

   ISC has organized its laboratories to facilitate the several functional areas required by the Company's business segments. These business segments include densely-packaged 3D electronics modules, and signal processing electronics design and fabrication.

   ISC's laboratory facilities support the mechanical preparation of silicon wafers containing either analog signal processing or digital ICs. This preparation includes the precision thinning of the wafers to as little as 2 mils, and the dicing of the thinned wafers into individual ICs. The Company utilizes a Laseruler and specialized inspection and measurement microscopes to maintain and verify the critical dimensions of the die prior to incorporation into the dense electronics cube. This dimensional control is required to ensure that each of the electrical leads incorporated into typical 3D modules will be maintained within a grid within as little as 1 mil variability in both the X and Y axes.

Support for Mechanical Preparation of Silicon Wafers and Cubes - The ISC laboratory supports the mechanical preparation of silicon wafers containing either analog signal processing or memory ICs. This preparation includes the precision thinning, dicing, and reroute metalization. Precision thinning (grinding/etching) of up to 8 inch wafers to as thin as 50 microns is accomplished on a Strasbaugh grinder to within tolerances of + or - 1um. Wafer dicing is performed on a fully automatic DISCO dicing saw. Metal reroute on the wafers is performed in a combination of metal evaporation and within ISC's full metal plating operation.

ISC uses a Laserule and various inspection and measurement microscopes to maintain and verify the critical dimensions of the die prior to incorporation into the dense electronics cube. This dimensional control is required to ensure that each of the 16,000+ electrical leads incorporated in a single HYMOSS/TM/ module will be maintained within a grid with as little as 1 mil variability in both the X and Y axes. Cube lamination is performed in custom proprietary fixtures which have been updated to facilitate batch processing. Cube faces are planarized for bus and pad metal using two Strasbaugh lapping machines.

Inspection Capabilities - As part of the Quality Program, the ICS laboratory uses photographic inspection capabilities, a Scanning Electron Microscope, Stereo and Toolmaker microscopes, and profilometer for surface profile data.

Computer Controlled Alessi Probe Station - All ICs are electrically evaluated, using special-purpose automated test equipment. The IC test lab includes a computer-controlled Alessi Probe station, and a computerized data acquisition system designed and constructed by ISC. After being fully characterized, the ICs are laminated into the densely-packaged Z-technology electronics structure.

   All ICs are evaluated electrically, utilizing special-purpose automated test equipment. The IC test lab includes a computer-controlled Alessi Probe station (Figure 5-1), and a computerized data acquisition system designed and constructed by ISC.


ISC Proposal 952011                Page 24                             NAS7-1338

                   [PICTURE OF ALESSI REL-4500 APPEARS HERE]

                          Figure 5-1. Alessi REL-4500

    "Bump bonding" is performed with the use of a thin film evaporation system which is capable of depositing three metals simultaneously. The bump bonding alignment equipment was designed by ISC engineers to accept all types of 3D electronics packages. Memory stacks while are bonded to interconnection substrates to complete the 3D digital system.

    ISC conducts basic research in areas such as materials compatibility, process failure analysis and electronics circuitry operation to gain further understanding of the complex interactions involved in the 3D module fabrication process. ISC utilizes its scanning electron microscope to aid in the basic research into these areas. A surface profilometer with a measurement resolution of five Angstroms is also used in thin film analyses.

Modern Clean Rooms - Three modern clean rooms, totaling 1,150 sq. ft., house all the necessary equipment to perform thin film and photolithography processes down to a class 100 clean. Equipment in this area includes three thin film sputtering systems including an MRC Triple Target RF-DC system, two evaporation systems, and two photo mask alignment and exposure units including a Carl Sus indexing aligner with 0.6um resolution. ISC is capable of dry (plasma etching, plasma ashing) and wet (chemical etching) processing.

    After being fully characterized, the ICs are laminated into the densely-packaged electronics structure discussed above. Modern clean room houses all the necessary equipment to perform thin film and photolithographic processes. (Figure 5-2) Equipment in this area includes thin film sputter deposition machines and a photomask alignment and exposure unit.


ISC Proposal 952011             Page  25                      NAS7-1338

                            [ARTWORK APPEARS HERE]






                        Figure 5-2. Modern Clean Rooms

Bump Bonding Capabilities - The bump bonding alignment equipment was designed by ISC engineers to accept large area detector arrays and all types of 3D electronics packages. Bump bonding is performed with the use of a thin film evaporation system which is capable of depositing three metals simultaneously. The digital electronics packages are bonded to interconnect substrates to complete the 3D digital system. ISC conducts basic research in areas such as materials compatibility, process failure analysis and electronics circutry operation to gain further understanding of the complex interactions involved in the 3D module fabrication process. ISC uses its scanning electron microscope to aid in this research. A Tencor Surface Profilometer with a measurement resolution of five Angstroms is also used in thin film analysis.

Computer-Aided Design and Analysis Capabilities - ISC uses a variety of computer software models relevant to the requirements of its high-density focal plane, memory systems, and analog signal processing electronics. ISC is currently using state of the art Mentor Graphics series A.2-i (8.4) IC design software. This includes full mixed mode simulation using HSPICE and LSIM, switched capacitor simulators, full layout and auto routing capabilities, and full verification software including LVS and DRC technology ranging from simple gates to complex cryogenic amplifier and analog to digital converter designs. The library component contains both physical layouts and HSPICE transistor and higher level performance models.

     ISC uses both workstations and PC-based software packages for the design and analysis of its complex signal processing ICs. ISC's design computer network consists of 8 Sun Sparc workstations 10 and 20-60s) and numerous 486 type PCs.

Specialty Support - Both gas and water distribution systems are used to ensure process reproducibility and dependability. ISC incorporates a deionized purification water system capable of delivering 18 megohm quality water. We use highly filtered air, nitrogen, and a house vacuum system in the production process.

     The newly installed pH Neutralization and Controller unit exceeds all environmental standards. The ISC facility is in full compliance with environmental laws and regulations of federal, state, and local governments for, but not limited to, these groupings: airborne emissions, waterborne effluents, external radiation levels, outdoor noise, solid and bulk waste disposal practices, handling and storage of toxic and harzardous materials.

     ISC was issued a Top Secret facility clearance with Secret storage capability, by DCASR Los Angeles, on 4 February 1980. Cognizant security office is the Defense Investigative Service, 3605 Long Beach Boulevard, Suite 405, Long Beach, CA 90807-4015, (310) 595-8644/7652.



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